EXHIBIT 23.2







                 INDEPENDENT AUDITOR'S CONSENT




To the Board of Directors
New Harvest Capital Corporation



  We hereby consent to incorporation by reference in Registration Statement Number 0-25824 on Form 10-KSB of our report dated August 6, 2003 on the balance sheet of New Harvest Capital Corporation as of April 30, 2003 and the related statements of operations, shareholders' equity and cash flows for the year then ended.



GOLDSTEIN GOLUB KESSLER LLP
New York, New York
August 13, 2003